UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14 (c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

| |  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Section 240.14a-11 (c) or Section
     240.14a-12


                               EVANS SYSTEMS, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed per Exchange Act Rules 14a-6 (i) (1) and 0-11. |_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Evans Systems, Inc.
1 Town Square Blvd., Ste. 347
Asheville, NC 28803

July 25, 2007

               Notice of Action by Written Consent

To the Stockholders of Evans Systems, Inc.:

         Pursuant to Texas Business Corporation Law, Texas Statutes Chapter 6.202, notice is hereby given that by written consent delivered to Evans Systems, Inc. (the "Company") on July 25, 2007, by the holders of a majority of the outstanding common stock of the Company, the following actions were adopted, authorized and approved:

         The Board of Directors authorized the Certificate of Incorporation of the Corporation shall be amended as set forth in Exhibit A attached hereto, effecting a decrease in Common Stock par value to $0.0001 per share and authorizing Thirty Million (30,000,000) shares of Preferred Stock, $0.0001 par value; and that the name of the corporation shall be changed to WatchIt Technologies, Inc.



                                            By Order of the Board of Directors

                                            /s/  Frank A. Moody, II
                                            -----------------------------------
                                                 Frank A. Moody, II, President

                               Evans Systems, Inc.
              Information Statement Pursuant to Section 14C of the
                         Securities Exchange Act of 1934

                                  INTRODUCTION

         This Information Statement is being furnished to all shareholders on or about August 10, 2007, to affect all holders of record at the close of business on July 25, 2007, of the voting stock of Evans Systems, Inc., a Texas corporation (the "Company"), in connection with the written consent of the holders of greater than 50% of the Company's voting stock providing for the authorization of 30,000,000 shares of Preferred Stock, par value $.0001; decreasing par value of Common Stock to $.0001; and changing the name of the corporation to WatchIt Technologies, Inc. These amendments will be effective upon filing.

         Following the amendment, the stock certificates you now hold will continue to be valid. There is no present intention to deliver new stock certificates on account of the old stock certificates unless requested by a selling stockholder. If after the effective date of the Company's amendment you wish to receive new stock certificates, you may do so by contacting the Company's registrar and transfer agent. The transfer agent for the Company's common stock is Bay City Transfer, 300 Center Ave., Ste.202B, Bay City, MI 48708.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

        SECURITY OWNERSHIP OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         At the close of business on July 23, 2007, the Company had approximately 168,422,789 shares outstanding of common stock. There are no other voting securities of the Company that are presently issued.

         The following table sets forth information with respect to all Directors and Executive Officers of the Company, individually and as a group.

Name and Address                       Number of
of Beneficial Owner                    Voting Shares               Percentage
-------------------                    -------------               ----------

Frank A. Moody, II                       50,605,000                30.05%
1 Town Square Blvd., Ste.347
Asheville, NC 28803

Don Wood                                  5,125,000                 3.04%
11306 Chandon Park Way
Windemere, FL 34786

Dan Willis                                  325,000                  .19%
Box 203
Ross, TX  76684

Douglas Smith                               200,000                  .12%
448 Elkins Lake
Huntsville, TX 77340

Gary Musselman                            5,000,000                 2.97%
3335 Chilham Place
Charlotte, NC 28226


All Directors and Executive
Officers as a Group                      61,255,000                36.37%
                                         ----------                ------

                           VOTE REQUIRED FOR APPROVAL

         Chapter 6.202 of the Texas Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Texas corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least that number of shares which is sufficient to take the action. The Company's stockholders owning a majority of the outstanding common stock have approved the action, which majority is the number of shares required by Texas Statutes 6.202 and 6.203.


                             ADDITIONAL INFORMATION

         Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's President, Frank A. Moody, II, 1 Town Square Blvd., Ste.202B. Asheville, NC 28803, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, will be provided without charge.

Dated: July 25, 2007

                                            By Order of the Board of Directors

                                            /s/  Frank A. Moody, II
                                            -----------------------------------
                                                 Frank A. Moody, II, President

                                    Exhibit A

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                               EVANS SYSTEMS, INC.
                               A TEXAS CORPORATION

EVANS SYSTEMS, INC., a Texas corporation (the "Corporation"), hereby amends its Certificate of Incorporation as follows:

     (1) Article I of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and amended to read as follows:

                                    ARTICLE 1

                                   ENTITY NAME

            The name of the Corporation is WatchIt Technologies,Inc.


     (2) Article IV of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and amended to read as follows:

                                    ARTICLE 4

                                AUTHORIZED STOCK.

     1. Authorized Stock. This corporation is authorized to issue the following shares of capital stock:

               (a) Common Stock. The aggregate number of shares of Common Stock which the corporation shall have the authority to issue is Three Hundred Million (300,000,000) shares, par value $0.0001 per share.

               (b) Preferred Stock. The aggregate number of shares of Preferred Stock which the corporation shall have the authority to issue is Thirty Million (30,000,000) shares, $0.0001 par value.

     2. Description of Common Stock. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. Shares of Common Stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments once fully paid.

          Holders of Common Stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the board of Directors out of funds legally available therefore, subject to any prior rights accruing to any holders of preferred stock of the Company. Upon liquidation or dissolution of the Company, holders of shares of Common Stock will be entitled to share proportionally in all assets available for distribution to such holders.

     3. Description of Preferred Stock. The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

               (a) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

                    (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of Preferred Stock and, except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

                    (ii) the rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

                    (iii) whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

                    (iv) the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation; (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

                    (vi) the rights, if any, of the holders of shares of such series to vote.

               (b) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.

     (3) The foregoing Amendment was adopted on July 25, 2007, by the duly authorized vote of the majority shareholders of the Corporation. Except as amended hereby, the rest and remainder of the Corporation's Certificate of

Incorporation shall be and remain in full force and effect. The number of votes cast by the majority shareholders for the Amendment was sufficient for approval by the shareholders.


     (4) This Amendment shall become effective upon filing.


Dated this 25 day of July, 2007.



                                            DIRECTORS:


                                            /s/  Frank A. Moody, II
                                            -----------------------------------
                                                 Frank A. Moody, II


                                            /s/  Don Wood
                                            -----------------------------------
                                                 Don Wood


                                            /s/  Dan Willis
                                            -----------------------------------
                                                 Dan Willis


                                            /s/  Douglas Smith
                                            -----------------------------------
                                                 Douglas Smith


                                            /s/  Gary Musselman
                                            -----------------------------------
                                                 Gary Musselman